Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Joseph W. Turgeon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report of Spectrum Pharmaceuticals, Inc. on Form 10-Q for the quarterly period ended March 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Spectrum Pharmaceuticals, Inc.

Date:	May 9, 2019	By:	/s/ JOSEPH W. TURGEON
		Name:	Joseph W. Turgeon
		Title:	Chief Executive Officer and President
This certification accompanies the Report pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or, the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated by reference.